UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2021
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Bryant Street,	Suite 200
San Francisco,	CA	94103
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On June 24, 2021, Asana, Inc. (the “Company”) announced that it intends to dual-list its Class A common stock on the Long-Term Stock Exchange (“LTSE”) in addition to its current listing on the New York Stock Exchange (“NYSE”). The Company expects to list on LTSE on August 26, 2021. Dustin Moskovitz, the Company's co-founder, president, and chief executive officer, is a minority investor in LTSE and has no pecuniary interest in the Company's listing on the LTSE.
The Company will remain subject to the rules and regulations of the NYSE and of the U.S. Securities and Exchange Commission. In addition, the Company will be required to publish and maintain a series of policies designed to provide stockholders and other stakeholders with information and insight into its long-term strategies, practices, plans, and measures.
The Company will provide further updates on the dual listing as it progresses.
The press release announcing the Company’s intent to list on the LTSE is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 24, 2021, entitled “The Long-Term Stock Exchange announces first listing commitments: Asana and Twilio.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: June 24, 2021	By:	/s/ Eleanor Lacey
Eleanor Lacey
General Counsel and Corporate Secretary